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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 2015 (except Note 17, as to which the date is September 29, 2015) in the Amendment No. 4 to the Registration Statement (Form S-1 No. 333-206544) and related Prospectus of Mirna Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas
September 29, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm